EXHIBIT 4.14

TRANSFER OF THE SECURITIES REPRESENTED BY THIS WARRANT OR THE UNDERLYING COMMON STOCK  IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN ANNEX I TO THIS WARRANT, STATEMENT OF RIGHTS OF WARRANTHOLDER.  NO TRANSFER OF SUCH SECURITIES OR OF THIS CERTIFICATE, OR OF ANY SECURITIES OR CERTIFICATES ISSUED IN EXCHANGE THEREFOR, SHALL BE EFFECTIVE UNLESS THERE IS COMPLIANCE WITH THE TERMS AND CONDITIONS OF SUCH RESTRICTIONS.

_________________________________________________________________________________________________________

WARRANT

For the Purchase of 50,000 Common Shares

of

MEDIX RESOURCES,  INC.

(a Colorado corporation)

            THIS CERTIFIES THAT, for value received, Heather Urich, as registered owner (the "Owner") of this Warrant, is entitled, subject to Annex I hereto, at any time or from time to time on or after October 2, 2003, and at or before 5:30 p.m. Eastern Time October 2, 2013, but not thereafter, to subscribe for, purchase and receive 50,000 fully paid and non-assessable shares of common stock (the "Shares") of Medix Resources, Inc., a Colorado corporation (the "Corporation"), at the price of $0.50 per Share (the "Exercise Price"), upon presentation and surrender of this Warrant, and upon payment of the Exercise Price for the Shares to be purchased, to the Corporation at the principal office of the Corporation as more fully described in the Statement of Rights of Warrantholder, a copy of which is attached as Annex I hereto, and by this reference made a part hereof; provided, however, that upon the occurrence of any of the events specified in Annex I hereto, the rights granted by this Warrant shall be terminated or adjusted as specified in such Annex.  Upon exercise of this Warrant, the form of election hereinafter provided must be duly executed and the instructions for registration of the Shares acquired by such exercise must be completed.  If the subscription rights represented hereby shall not be exercised at or before 5:30 p.m., Eastern Time, on October 2, 2013, or on such earlier date as may be applicable pursuant to Section 2 of Annex I, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

            Subject to the terms contained herein, this Warrant may be exercised in whole, but not in part, by execution by the Owner of the form of exercise attached hereto.

            IN WITNESS  WHEREOF, the Corporation has caused this Warrant to be signed by its duly authorized officers and to be sealed with the seal of the Corporation.

                                                            MEDIX RESOURCES, INC.

October 2, 2003

Warrant No. s2003-0023

                                                            By:  /s/ Arthur Goldberg

                                                                 Arthur Goldberg, Chief Financial Officer

(S E A L)

Form to be used to exercise Warrant:

EXERCISE  FORM

            The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ______________ Common Shares of Medix Resources, Inc., called for hereby, and hereby makes payment of $___________(at the rate of $         per share) in payment of the Exercise Price pursuant hereto.  Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.

Dated:     ______, __

Signature:____________________

INSTRUCTIONS  FOR  REGISTRATION  OF  SHARES

Name

Address

NOTICE:  The signature to the form to exercise or form to assign must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever. If the name in which the common shares are to be registered is not the same name as on the attached Warrant, then such new person may be required to fill out a stock purchase agreement to demonstrate that he or she is an "accredited investor" as defined in Regulation D promulgated by the SEC.

ANNEX I

MEDIX RESOURCES,  INC.

STATEMENT  OF RIGHTS  OF  WARRANTHOLDER

1.            Exchange of Warrant.  This Warrant, at any time prior to the exercise hereof, upon presentation and surrender to the Corporation, may be exchanged, alone or with other Warrants of like tenor registered in the name of the same Owner, for another Warrant or other Warrants of like tenor in the name of such Owner, exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered.

2.            Transfer and Exercise of Warrant.

            (a)            THIS WARRANT MAY NOT BE SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED, OTHER THAN BY WILL OR PURSUANT TO THE LAWS OF DESCENT AND DISTRIBUTION, EXCEPT WITH THE PERMISSION OF THE CORPORATION.  Each certificate for Warrants issued hereunder shall bear a legend reading substantially as follows:

"TRANSFER OF THE SECURITIES REPRESENTED BY THIS WARRANT OR THE UNDERLYING COMMON STOCK IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN ANNEX I TO THIS WARRANT, STATEMENT OF RIGHTS OF WARRANTHOLDER.  NO TRANSFER OF SUCH SECURITIES OR OF THIS CERTIFICATE, OR OF ANY SECURITIES OR CERTIFICATES ISSUED IN EXCHANGE THEREFOR, SHALL BE EFFECTIVE UNLESS THERE IS COMPLIANCE WITH THE TERMS AND CONDITIONS OF SUCH RESTRICTIONS."

            In case the Owner shall desire to exercise the purchase right evidenced by this Warrant, the Owner shall surrender this Warrant with the form of exercise attached hereto duly executed by the Owner, to the Corporation at the principal office of the Corporation at 420 Lexington Ave., Suite 1830, New York, NY 10170, or any subsequent principal office, attention of the Chief Financial Officer accompanied by payment by certified funds, cashier's check or other form of payment acceptable to the Corporation of the total Exercise Price (hereinafter defined) for the Shares to be purchased.  This Warrant may be exercised in whole, but not in part.  Unless the Corporation receives an opinion from counsel satisfactory to it that such a legend is not required in order to assure compliance with the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws, each certificate for Shares issued hereunder shall bear a legend reading substantially as follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, NOR HAVE THEY BEEN REGISTERED UNDER THE SECURITIES ("BLUE SKY") LAWS OF ANY STATE.  THESE SECURITIES MAY NOT BEEN SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND UNDER THE APPLICABLE STATE SECURITIES LAWS OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND LAWS IS ESTABLISHED TO THE SATISFACTION OF THE COMPANY, WHICH MAY NECESSITATE A WRITTEN OPINION OF SELLER'S COUNSEL SATISFACTORY TO COMPANY COUNSEL.

            (b)            The exercise price (the "Exercise Price") per Share issuable upon the exercise of this Warrant shall be $0.50

            (c)            The term of this Warrant (the "Warrant Period") commences on October 2, 2003, and expires on October 2, 2013.

3.            Disposition of Securities

            The registered Owner of this Warrant, by acceptance hereof, so long as any certificate evidencing Warrants or underlying Shares bears any of the legends referred to above, agrees that, before any disposition is made of any Warrant or underlying Share, the Owner shall give written notice to the Corporation.  No such disposition shall be made unless and until:

            (a)            The Corporation has received an opinion from counsel for the Owner of said securities stating that no registration under the 1933 Act or any state securities law is required with respect to such disposition; or

            (b)            A registration statement under the 1933 Act has been filed by the Corporation and made effective by the Securities and Exchange Commission ("SEC") covering such proposed disposition and the securities have been registered under the appropriate state securities laws or an exemption from registration is available.

         The Corporation shall use its reasonable efforts to cause such registration statement to become effective with respect to the common stock underlying this Warrant, and to keep such registration statement effective at least until such securities are fully saleable under Rule 144 promulgated by the SEC.

4.         Share Dividends, Reclassification, Reorganization Provisions.

            (a)            If, prior to the expiration of this Warrant by exercise or by its terms, the Corporation shall issue any of its Common Shares as a share dividend or subdivide the number of outstanding Common Shares into a greater number of shares, then, in either of such cases, the Exercise Price per Share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of Shares at the time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, if the Corporation shall contract the number of outstanding Common Shares by combining such shares into a smaller number of shares, then, in such case, the Exercise Price per Share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased and the number of Shares at that time purchasable pursuant to this Warrant shall be proportionately decreased. If the Corporation shall, at any time during the life of this Warrant, declare a dividend payable in cash on its Common Shares and shall at substantially the same time offer to its shareholders a right to purchase new Common Shares from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Shares so issued shall, for the purpose of this Warrant, be deemed to have been issued as a share dividend.  Any dividend paid or distributed upon the Common Shares in shares of any other class of securities convertible into Common Shares shall be treated as a dividend paid in Common Shares to the extent that Common Shares are issuable upon the conversion thereof.

            (b)            If, prior to the expiration of this Warrant by exercise or by its terms, the Corporation shall be recapitalized by reclassifying its outstanding Common Shares into shares with a different par value, or the corporation or a successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" used above in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to, another corporation or corporations), the Owner of this Warrant shall thereafter have the right to purchase, upon the basis and on the terms and conditions and during the time specified in this Warrant, in lieu of the Shares theretofore purchasable upon the exercise of this Warrant, such shares, securities, or assets as may be issued or payable with respect to, or in exchange for, the number of Shares theretofore purchasable upon the exercise of this Warrant had such recapitalization, consolidation, merger or conveyance not taken place, and, in any such event, the rights of the Owner of this Warrant to an adjustment in the number of Shares purchasable upon the exercise of this Warrant as herein provided shall continue and be preserved in respect of any shares, securities, or assets which the Owner of this Warrant becomes entitled to purchase.

            (c)            If: (i) the Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the Common Shares (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of the Corporation's assets:  or (ii) the Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or (iii) in the event of any classification, reclassification, or other reorganization of the shares which the Corporation is authorized to issue, consolidation or merger of the Corporation with or into another corporation, or conveyance of all or substantially all of the asset of the Corporation; or (iv) in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, and in any such case, the Corporation shall mail to the Owner of this Warrant, at least thirty (30) days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be, will be effected.  Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of Common Shares of record shall be entitled to participate in such dividend, distribution, or rights, or shall be entitled to exchange their Common Shares for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be.

            (d)            If the Corporation, at any time while this Warrant shall remain unexpired and unexercised, shall dissolve, liquidate, or wind up its affairs, the Owner of this Warrant may thereafter receive upon exercise hereof, in lieu of each Share which it would have been entitled to receive, the same kind of amount of any securities or assets as may be issuable, distributable, or payable upon any such dissolution, liquidation, or winding up with respect to each Common Share of the Corporation.

5.            Reservation of Shares Issuable on Exercise of Warrants.  The Corporation will, at all times, reserve and keep available out of its authorized but unissued shares, solely for issuance upon the exercise of this Warrant, such number of Common Shares and other shares as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding.

6.         Loss, Theft, Destruction, or Mutilation.  Upon receipt by the Corporation of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, and receipt of any reasonable indemnity the Corporation shall require, the Corporation will execute and deliver, in lieu thereof, a new Warrant of like tenor.

7.            Warrantholder Not a Shareholder.  The Owner of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever of a shareholder of the Corporation.

8.         Taxes.  The Corporation will pay all taxes in respect of the issue of this Warrant or the Shares issuable upon exercise thereof.

9.         Mailing of Notice.  All notices and other communications from the Corporation to the Owner of this Warrant shall be mailed by first class, certified mail, postage prepaid, to the address furnished to the Corporation in writing by the Owner of this Warrant.